UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 1, 2014

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)
(303) 633-2900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.
On May 1, 2014, DCP Midstream Partners, LP (the “Partnership”) and its 100% owned subsidiary, DCP Midstream Operating, LP (the “Company”), entered into an Amended and Restated Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, The Royal Bank of Scotland plc, as Syndication Agent, and Citibank, N.A., JPMorgan Chase Bank, N.A., Royal Bank of Canada, SunTrust Bank, and Morgan Stanley MUFG Loan Partners, LLC, as Documentation Agents, together with each of the other 12 financial institutions named therein all as lenders (the “Credit Agreement”). The Credit Agreement provides for an unsecured revolving credit facility in an aggregate principal amount of up to $1.25 billion, with an option for the Company to increase the revolving loan commitment by an aggregate principal amount of up to $500 million subject to lender approval. Loans under the Credit Agreement will be used for working capital and for other general partnership purposes, including acquisitions. The Credit Agreement will mature on May 1, 2019 and may be extended for up to two additional one-year periods at the request of the Company (subject to the agreement of lenders having commitments representing at least 51% of the aggregate commitments of all lenders). The Credit Agreement replaced the Company’s prior Credit Agreement, dated as of November 10, 2011, with Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto (the “Prior Credit Agreement”), which had provided a total borrowing capacity of up to $1 billion and would have matured in November 2016.
The Credit Agreement provides sublimits for swingline loans and for the issuance of letters of credit. Loans under the Credit Agreement accrue interest based, at the Company’s election, on either the LIBOR rate or the base rate, in each case, plus an applicable margin. The applicable margin used in connection with interest rates and fees under the Credit Agreement is based on the Partnership’s non-credit-enhanced, senior unsecured long-term debt rating at the applicable time. The Company’s obligations under the Credit Agreement are unsecured and are guaranteed by the Partnership. None of the Company’s subsidiaries will guarantee the obligations under the Credit Agreement, unless the subsidiaries agree to guarantee certain other debt of the Company in the future.
The Credit Agreement contains customary covenants including, but not limited to, (i) a maximum consolidated leverage ratio (the ratio of Consolidated Indebtedness to Consolidated EBITDA, in each case as defined in the Credit Agreement) of less than or equal to 5.0 to 1.0, provided that for three fiscal quarters subsequent to certain acquisitions the Partnership’s consolidated leverage ratio may be less than or equal to 5.5 to 1.0, and (ii) limitations on incurrence of liens on assets, indebtedness, mergers and consolidations, transactions with affiliates, and sales of assets. The Credit Agreement also includes customary lending conditions, representations and warranties, events of default and indemnification provisions. Upon the occurrence of certain events of default, the Company’s obligations under the Credit Agreement may be accelerated.
Affiliates of certain of the lenders under the Credit Agreement have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, and may continue to receive, customary fees and commissions.
The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.
Item 1.02 Termination of a Material Definitive Agreement.
On May 1, 2014, in connection with entering into the Credit Agreement described above, the Company terminated the Prior Credit Agreement.

Item 2.02 Results of Operations and Financial Condition.
On May 6, 2014, the Partnership issued a press release announcing its financial results for the three months ended March 31, 2014. A copy of the press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference. The press release contains financial measures that are not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP, for the applicable periods presented, including adjusted EBITDA, distributable cash flow and adjusted segment EBITDA for each of the Partnership's three business segments. The most directly comparable GAAP financial measures to adjusted EBITDA and distributable cash flow are net income attributable to partners, which is presented in the attached press release and prominently below for the applicable periods presented, and net cash provided by or used in operating activities, which is presented in the attached press release and prominently below for the applicable periods presented. The most directly comparable segment GAAP financial measure to adjusted segment EBITDA for each business segment is the applicable segment net income attributable to partners, which GAAP financial measures are set forth in the release and prominently below for the applicable periods presented:
DCP MIDSTREAM PARTNERS, LP
GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended March 31,
	2014 (1)	2013 (1)(2)	As Reported in 2013 (2)
	(Millions)
Net income attributable to partners	$79	$57	$52
Net cash provided by operating activities	$146	$152	$147
DCP MIDSTREAM PARTNERS, LP
SEGMENT GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended March 31,
	2014 (1)	2013 (1)(2)	As Reported in 2013 (2)
	(Millions)
Natural Gas Services segment:
Segment net income attributable to partners	$90	$44	$39

NGL Logistics segment:
Segment net income attributable to partners	$16	$22	$22

Wholesale Propane Logistics segment:
Segment net income attributable to partners	$11	$20	$20

(1)
Includes our Lucerne 1 plant, which we acquired in March 2014, retrospectively adjusted. Transfers of net assets between entities under common control are accounted for as if the transactions had occurred at the beginning of the period, and prior years are retrospectively adjusted to furnish comparative information similar to the pooling method. In addition, results are presented as originally reported in 2013 for comparative purposes.

(2)
Includes an 80% interest in the Eagle Ford system, of which 46.67% was acquired in March 2013 and is retrospectively adjusted. Transfers of net assets between entities under common control are accounted for as if the transactions had occurred at the beginning of the period, and prior years are retrospectively adjusted to furnish comparative information similar to the pooling method.

In accordance with General Instruction B.2 of Form 8-K, the press release furnished as Exhibit 99.1 to this current report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or

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otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in any such filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated in its entirety herein by reference.

Item 8.01 Other Events.
The Partnership hereby makes the following updates to the “Material Tax Consequences” disclosure in its Registration Statement on Form S-3 filed by the Partnership with the Securities and Exchange Commission on June 14, 2013, which was declared effective on June 27, 2013 (Registration No. 333-189346) (as supplemented by the prospectus supplement dated November 8, 2013, the “Registration Statement”). Each of the third paragraph under the heading “Material Tax Consequences” on page 30 of the base prospectus included in the Registration Statement (the “Base Prospectus”) and the fourth paragraph under the heading “Material Tax Consequences - Partnership Status” on page 31 of the Base Prospectus is hereby deleted in its entirety and replaced with the following:

We will rely on opinions and advice of tax counsel, including the opinion that, based upon the Code, applicable Treasury Regulations, published revenue rulings and court decisions and the representations described in this prospectus, we will be classified as a partnership and our operating partnership will be disregarded as an entity separate from us for federal income tax purposes. Unlike a ruling from the U.S. Internal Revenue Service, or IRS, the opinion or advice of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, opinions and statements made in this discussion may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which the common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne directly or indirectly by the unitholders and the general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated May 1, 2014, among DCP Midstream Operating, LP, DCP
Midstream Partners, LP, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

99.1	Press Release, dated May 6, 2014.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 6, 2014

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP,
its General Partner

	By:	DCP MIDSTREAM GP, LLC,
its General Partner

		By:	/s/ Michael S. Richards
		Name:	Michael S. Richards
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated May 1, 2014, among DCP Midstream Operating, LP, DCP
Midstream Partners, LP, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

99.1	Press Release, dated May 6, 2014.